================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          KLS Enviro Resources, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         K.L.S. ENVIRO RESOURCES, INC.
                      5500 EAST LOOP 820 SOUTH, SUITE 100
                            FORT WORTH, TEXAS 76119

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 16, 1998

                                 ------------

To the Shareholders:

  Notice is hereby given that the Annual Meeting of the Shareholders of KLS Enviro Resources, Inc. ("KLS" or the "Company") will be held at the Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah, on Monday, March 16, 1998, at 12:00 noon, local time, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

  1. To elect directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and shall qualify;

  2. To ratify the Board of Directors' selection of KPMG Peat Marwick LLP, to serve as the Company's independent public accountants for the current fiscal year; and

  3. To transact any other business that properly may come before the meeting or any adjournment or postponement thereof.

  The Company's Board of Directors has fixed the close of business on February 11, 1998 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 5500 East Loop 820 South, Suite 100, Fort Worth, Texas 76119, during the ten days prior to the meeting, upon receipt of proper written notice to the Company.

  Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting at your option.

                                       By Order of the Board of Directors,

                                       Jeffrey N. Clayton, Secretary

Fort Worth, Texas
February 23, 1998

Doors will open at 11:30 a.m., local time.

                          KLS ENVIRO RESOURCES, INC.
                      5500 EAST LOOP 820 SOUTH, SUITE 100
                            FORT WORTH, TEXAS 76119
                                (817) 624-4844

                                 ------------

                                PROXY STATEMENT

                                 ------------

                        ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited by the Board of Directors of KLS Enviro Resources, Inc. ("KLS" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah on March 16, 1998, at 12:00 noon, local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice of revocation to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

  The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be included in the number of shareholders present for the purpose of determining the presence of a quorum, but will not be counted either in favor of or against the election of directors or any other questions and accordingly will have no effect. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

  Shareholders of record as of the close of business on February 11, 1998, are entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 17,670,222 shares of the Company's Common Stock outstanding, held of record by 1,187 shareholders. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

  This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about February 23, 1998.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The Company's Bylaws, as amended, provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than four nor more than ten directors. The Company's Board of Directors currently consists of nine members, all of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. The Company does not have a Nominating Committee of the Board of Directors.

  The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

NOMINEES FOR DIRECTOR

                                  POSITION WITH THE         EXPIRATION OF    INITIAL DATE
          NAME           AGE           COMPANY            TERM AS DIRECTOR    OF SERVICE
          ----           --- --------------------------- ------------------- -------------
Stephen M. Studdert.....  50 Director, Chairman          Next annual meeting December 1996
Raymond H. Kurzon.......  49 President, CEO and Director Next annual meeting January 1993
Charles E. Nuanez.......  40 Vice President and Director Next annual meeting January 1993
Wyman Au................  58 Director                    Next annual meeting November 1993
Philip B. Smith.........  62 Director                    Next annual meeting February 1995
Thomas A. Murdock.......  53 Director                    Next annual meeting July 1996
Roger D. Dudley.........  46 Director, Acting Chief      Next annual meeting December 1996
                              Financial Officer
Joseph Verner Reed......  61 Director                    Next annual meeting December 1996
Rick D. Nydegger........  49 Director                    Next annual meeting December 1996

  Stephen M. Studdert was appointed a Director and elected by the Board of Directors as its Chairman in December 1996. Mr. Studdert is also the Chairman of the Board of Directors and Chief Executive Officer of fonix Corporation ("fonix"), a publicly-held research and development company engaged in the development of speech recognition technology. Mr. Studdert is also Chairman and CEO of Studdert Companies Corp. ("SCC"), which provides financial management, investor relations, and strategic planning services for the Company, and he is a manager and member of SMD, L.L.C. ("SMD"), a significant shareholder of the Company. Mr. Studdert was a White House advisor to U.S. Presidents Bush, Reagan and Ford and he served as a member of the President's Export Council and the Foreign Trade Practices Subcommittee. He is a Director and former Chairman of the Federal Home Loan Bank of Seattle and from October 1993 until March 10, 1995 Mr. Studdert also served as a Director of Seiler Pollution Control Systems, Inc., a company having a class of securities registered under the Securities Exchange Act of 1934.

  Raymond H. Kurzon has been President and a Director of the Company since its formation in 1993. Prior to joining the Company in a full-time capacity, Mr. Kurzon was employed in various executive and management positions. From May 1990 to March 1992, he was a partner/manager in Golden Corral Corp., a joint venture operating a restaurant in McKinney, Texas. From May 1991 until July 1992, Mr. Kurzon was Assistant to the President of Gateway Mining Company, a Nevada corporation. Mr. Kurzon left Gateway to work on the formation of the Company.

  Charles E. Nuanez has been Vice President and a Director of the Company since January 1993. From 1980 through June 1990, Mr. Nuanez was employed by Pacific Silver Corp. and Silver King Mines Inc. as Mine Superintendent and Mine Manager at different locations. From June 1990 to September 1991, Mr. Nuanez was employed by Alta Gold Co. as General Manager of certain mining prospects and, from October 1991 to March 1993, as Manager of Nevada Operations. Since October 1991, Mr. Nuanez has been employed by Dateline Drilling, Inc. in various capacities. He currently serves as its President.

  Wyman Au has been a Director of the Company since November 1993. For more than the past 30 years, Mr. Au has been employed as a meteorologist by the National Weather Service in Honolulu, Hawaii. Mr. Au currently is a Director (Vice-Chairman) of the Honolulu Federal Employees Credit Union, a Director and Secretary of the Hawaii Credit Union League, and a National Director of the Credit Union National Association.

  Philip B. Smith has been a Director of the Company since February 1995. Mr. Smith served as the Managing Director of Prudential Securities in its Merchant Bank from 1986 until 1988. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership based in New York, New York, where Mr. Smith has served as General Partner from 1984 to the present time. Mr. Smith is presently Managing General Partner of The Private Equity Partnership based in New York, New York, which was formed in 1988. He is also Vice Chairman of Spencer Trask, Inc. in New York, New York, and is a special limited partner and founder of Utech Venture Capital Fund located in Washington, D.C. Mr. Smith also serves on the Board of Directors of Movie Gallery Inc., American Family Restaurants, StarPress Inc., Digital Video Inc., AstroSciences, Inc., and several private companies. In addition, Mr. Smith previously has worked with Citibank where he founded Citicorp Venture Capital, for which he served as President and Chief Executive Officer, and he served as Executive Vice President and Group Executive of the Worldwide Corporate Group at Irving Trust Company. Mr. Smith received a BSE in Chemical Engineering from Princeton University and a Masters of Business Administration from the Harvard Business School and is an adjunct professor at Columbia Business School.

  Thomas A. Murdock has been a Director of the Company since July 1996. Since 1994, Mr. Murdock has served as a director and he currently serves as President and Chief Operating Officer of fonix. Mr. Murdock is President of SCC and Assistant to the Chairman and Director of Synergetics, Inc., a private research and development company. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock is a member and manager of SMD.

  Roger D. Dudley was appointed Acting Chief Financial Officer and a Director of the Company on December 31, 1996. He has been a Director and officer of fonix since June 1994, presently serving in the capacity of Executive Vice President and Chief Financial Officer. Mr. Dudley is also Vice President of SCC and a manager of SMD. After several years at IBM in marketing and sales, Mr. Dudley began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as Executive Vice President of an international investment fund, and has managed assets in excess of $200 million. From February 1995 to November 1995, Mr. Dudley served as a Director of PCT Holdings, Inc., a Nevada corporation which has a class of securities registered under the Securities Exchange Act of 1934.

  Joseph Verner Reed was Under Secretary General of the United Nations in New York for more than the past ten years, retiring from that post effective January 31, 1997. Following a career as a senior advisor to the Chairman of the Chase Manhattan Bank, Mr. Reed became the United States Ambassador to Morocco. He subsequently served as United States Ambassador to the United Nations and Chief of Protocol of the United States. He holds honorary degrees from several universities. Since June 1994, Mr. Reed has also served as a Director of fonix.

  Rick D. Nydegger is a patent and trademark attorney. Mr. Nydegger is a founding shareholder and Director of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. Mr. Nydegger received his law degree from the J. Reuben Clark Law School (cum laude, 1974) in Provo, Utah. He has published numerous articles in trade journals and law reviews on the subject of computer law and intellectual property. Mr. Nydegger is registered to practice before the U.S. Patent and Trademark Office and has been admitted to practice before the U.S. Court of Appeals in the Federal Circuit and the Fifth and Tenth Circuits, as well as the U.S. Supreme Court. Mr. Nydegger also joined the Board of Directors of fonix in December 1996.

  In addition to the previously named directors and executive officers, the Company expects the following individual to make significant contributions to the Company's business:

  Adam Taylor has been Chief Metallurgist of the Company since January 1993. For more than the past 30 years and since he joined the Company, Mr. Taylor has worked in metallurgy, principally in the processing of base and precious metals, environmentally sound mining practices, and the design of equipment and systems for the remediation of contaminated soil and water. From 1990 to 1993, Mr. Taylor served as project manager of La Teko Resources, Inc., where he directed the planning, control and remediation of hazardous waste at a mining property in Fairbanks, Alaska, work for which he received a commendation from the Alaska Department of Environmental Conservation. From 1987 to 1990, Mr. Taylor served as Chief Metallurgist of Coral Gold Resources Corporation where he directed mining projects and developed systems to optimize metals recovery and minimize environmental impact. Before 1987, Mr. Taylor held positions with various mining companies, one of which included the management of the processing department of a 3.5 million-ton-per-year silver/gold mine.

  The Board of Directors has an Executive Committee comprising Messrs. Kurzon, Studdert, Murdock and Dudley. Mr. Kurzon, President and CEO of the Company, is also the Chairman of the Executive Committee. Under the bylaws of the Company (Article V, Section 5.1), the Executive Committee has the authority to exercise all powers of the Board of Directors of the Company except the power to declare dividends, issue stock, recommend to shareholders any matter requiring shareholder approval, change the membership of the Executive Committee, fill vacancies on the committee or discharge any committee member. The Executive Committee is appointed by the Board of Directors to facilitate company management between regularly scheduled and special meetings of the full Board.

  The Board also has an Audit Committee and a Compensation Committee. The Audit Committee is chaired by Mr. Dudley, with Mr. Smith and Mr. Au serving as additional members of the committee. The Compensation Committee is chaired by Ambassador Reed and includes Mr. Nuanez and Mr. Murdock.

  No family relationships exist between or among any of the Company's officers and directors.

  Messrs. Studdert, Murdock and Dudley, each a director of the Company, are executive officers, directors and owners of SCC, a corporation that provides management and investment services to the Company. See "Certain
Relationships."

  Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and duly qualified.

  As of December 31, 1997, the Company owed SMD a total of $1,417,651 in principal and $115,169 in accrued interest for amounts previously loaned by SMD to the Company. (See "Certain Relationships" for a discussion of these related transactions and for disclosure of potential conflicts of interest created by these relationships.)

BOARD OF DIRECTOR COMPENSATION

  On December 31, 1996, the Board of Directors approved the material terms of a Director's and Employee's Stock Option Plan (the "1997 Plan"). Directors of the Company participate in the 1997 Plan as discussed below under "Executive Compensation--1997 Stock Option and Incentive Plan."

  During fiscal year 1997, the Company had no standard arrangement pursuant to which directors of the Company were compensated for any services as a director or for committee participation or special assignments performed in the capacity of director of the Company. Options to acquire shares of the Company's Common Stock were granted to certain members of the Board of Directors during fiscal year 1997. See "1997 Stock Option and Incentive Plan."

  During fiscal year 1997, the Board of Directors held 4 regular meetings and took action 2 times by unanimous consent resolution. No director attended fewer than 75% of these meetings.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

  Based solely on its review of the copies of such forms furnished to the Company during the fiscal year ended September 30, 1997 and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all of the reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner.

                            EXECUTIVE COMPENSATION

  The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company and the only other executive officer of the Company who received total salary and bonus exceeding $100,000 during any of the last three fiscal years (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                              ANNUAL COMPENSATION

                                                         LONG-TERM
                                            OTHER      COMPENSATION
                                            ANNUAL       AWARDS OF    ALL OTHER
     NAME AND             SALARY  BONUS  COMPENSATION  STOCK OPTIONS COMPENSATION
PRINCIPAL POSITION  YEAR   ($)     ($)       ($)            (#)          ($)
------------------  ---- -------- ------ ------------  ------------- ------------
Raymond H. Kurzon.  1997 $ 90,000 $    0   $     0        200,000       $1,000(2)
CEO/President       1996   90,000      0    83,375(1)           0        1,000(2)
                    1995   60,000      0         0              0            0
Charles E. Nuanez.  1997   98,576    948         0        100,000(4)         0
Vice President      1996  100,075  1,500     1,875(3)      50,000(5)         0
                    1995   96,402      0         0              0            0

--------
(1) Represents a bonus paid as 225,000 restricted shares of Common Stock of the Company valued at $.375 per share, granted April 18, 1996.
(2) Represents fair market value of employee's personal use of Company-owned vehicle.
(3) Represents a bonus paid as 5,000 restricted shares of Common Stock of the Company valued at $.375 per share granted April 18, 1996.

(4) Represents options to acquire 100,000 shares of Common Stock of the Company at a price of $.88 per share, the fair market value of the Company's Common Stock on the date of grant.
(5) Represents options to acquire 50,000 shares of Common Stock of the Company at a price of $.50 per share. On the date of grant (July 11, 1996), the bid price of the Company's Common Stock was $.375 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

  The Company does not have any written employment contracts with respect to any of its executive officers. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or a change in an executive officer's responsibilities following a change-in-control. The Company has entered into a management agreement with SCC pursuant to which SCC has agreed to provide administrative, strategic planning, management consulting, investor relations, investment banking and other services. See "Certain Relationships" for additional information concerning this agreement and the other relationships involving SCC, SMD and its principals.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to options granted to the Named Officers during the fiscal year ended September 30, 1997. The Company has never granted any stock appreciation rights ("SARs").

            (A)                    (B)           (C)            (D)             (E)
                                NUMBER OF    % OF TOTAL
                               SECURITIES   OPTIONS/SARS
                               UNDERLYING    GRANTED TO
                              OPTIONS/SAR'S EMPLOYEES IN EXERCISE OR BASE   EXPIRATION
            NAME               GRANTED (#)  FISCAL YEAR    PRICE ($/SH)        DATE
            ----              ------------- ------------ ---------------- --------------
Raymond H. Kurzon...........     150,000       24.2%          $3.00       January 2007
                                  50,000                      $0.88       September 2007
Charles E. Nuanez...........      50,000       12.1%          $3.00       January 2007
                                  50,000                      $0.88       September 2007

1997 STOCK OPTION AND INCENTIVE PLAN

  On December 31, 1996, the Board of Directors approved the material terms of a Director's and Employee's Stock Option Plan (the "1997 Plan"). Under the terms of the 1997 Plan, the Company may grant options to purchase up to an aggregate of 2,230,000 shares of the Company's Common Stock as either incentive options or non-qualified stock options. All incentive stock options are structured to qualify for favorable tax treatment provided for incentive stock options by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options under the 1997 Plan may be granted to employees of the Company, including officers. Directors may participate in the Plan. The Plan is administered by an Option Committee comprised of Mr. Reed, as Chairman, and Messrs. Murdock and Nuanez. The Option Committee has discretion to select persons to whom options are granted, the number of shares to be granted, the term of each option, and the exercise price of each option; provided, however, that no option may be exercisable more than 10 years after the date the option is granted and no option may be granted after December 31, 2006. Despite the Committee's flexibility in setting the terms of each option, the price at which the option is exercisable may not be lower than the market price of the Common Stock of the Company on the day the option is granted. If not terminated earlier by the Board, the Plan will terminate on December 31, 2006. The exercise of any option at a price below the per share net tangible book value of the Company's Common Stock on the date of exercise will dilute the net tangible book value of all common shares outstanding on the exercise date. For fiscal 1997, each director received options to purchase 50,000 shares of Common Stock at an exercise price of $3.00 per share, except for the members of the Executive Committee of the Board of Directors, which consists of Messrs. Studdert, Kurzon, Murdock and Dudley, each of whom received options to purchase 150,000 shares of Common Stock at an exercise price of $3.00 per share. In addition, on September 26, 1997, directors Kurzon and Nuanez received options to purchase 50,000 shares of Common Stock at an exercise price of $0.88 per share.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table summarizes certain information as of February 11, 1998 with respect to the beneficial ownership of the Company's Common Stock (i) by the Company's officers and directors, (ii) by stockholders known by the Company to own 5 percent or more of the Company's Common Stock and (iii) by all officers and directors as a group. At February 11, 1998, there were 17,670,222 shares of Common Stock issued and outstanding.

                                                         NUMBER OF SHARES
            NAME AND ADDRESS OF                          OF COMMON STOCK
           5% BENEFICIAL OWNERS,                        BENEFICIALLY OWNED
             EXECUTIVE OFFICERS                          AT FEBRUARY 11,
               AND DIRECTORS                                 1998(1)       PERCENT OF CLASS(2)
           ---------------------                        ------------------ ------------------
     Executive Officers:

     Raymond H. Kurzon............................          1,519,444(3)           8.5%
     President, CEO and Director
     5500 East Loop Road, Suite 100
     Ft. Worth, TX 76119

     Charles E. Nuanez............................            555,000(14)          3.1
     Vice President and Director
     3650 N. Grant Creek
     Missoula, MT 59802

     Douglas L. Rex...............................            119,200(4)           *
     Chief Financial Officer
     60 East South Temple, #1225
     Salt Lake City, Utah 84111

     Jeffrey N. Clayton...........................            139,583(13)          *
     Secretary and Vice President--Legal
     60 East South Temple, #1225
     Salt Lake City, Utah 84111

     Directors:

     Stephen M. Studdert, Chairman................          3,113,389(5)          15.5
     60 East South Temple Street, Suite 1225
     Salt Lake City, UT 84111

     Wyman Au.....................................            625,747(6)           3.5
     3419 Ala Ilima St.
     Honolulu, HI 96818

     Philip B. Smith..............................            229,597(7)           1.3
     535 Madison Avenue
     New York, NY 10022

     Roger D. Dudley..............................          3,113,389(5)          15.5
     60 East South Temple Street, Suite 1225
     Salt Lake City, UT 84111

     Thomas A. Murdock............................          3,121,237(8)          15.6
     60 East South Temple Street, Suite 1225
     Salt Lake City, UT 84111

     Joseph Verner Reed...........................             50,000              *
     73 Sterling Road
     Greenwich, CT 06831

     Rick D. Nydegger.............................             50,000              *
     10217 North Oak Creek Lane
     Highland, Utah 84003

                                                         NUMBER OF SHARES
            NAME AND ADDRESS OF                          OF COMMON STOCK
           5% BENEFICIAL OWNERS,                        BENEFICIALLY OWNED
             EXECUTIVE OFFICERS                          AT FEBRUARY 11,
               AND DIRECTORS                                 1998(1)       PERCENT OF CLASS(2)
           ---------------------                        ------------------ ------------------
     5% Beneficial Owners:

     SMD LLC......................................           8,890,167(9)         36.6%
     60 East South Temple Street, Suite 1225
     Salt Lake City, UT 84111

     Ballard Investment Company...................           1,654,078             9.4
     145 South Fairway Drive
     North Salt Lake, Utah 84054

     Sharpshooter Resources, Inc..................           1,685,000(10)         9.5
     5500 East Loop Road, Suite 101
     Ft. Worth, Texas 76119

     Officers and Directors as a Group
      (11 Persons)................................          12,776,169(11)        49.8(12)

--------
   * Less than 1 percent.

 (1) The number of shares indicated includes the following number of shares underlying options that currently are exercisable or that become exercisable at various strike prices within the next sixty (60) days held by each of the following persons:

     Raymond Kurzon 200,000 shares
     Charles E. Nuanez 150,000 shares
     Philip B. Smith 124,597 shares
     Wyman Au 150,000 shares
     Stephen M. Studdert 150,000 shares
     Thomas A. Murdock 150,000 shares
     Roger D. Dudley 150,000 shares
     Joseph Verner Reed  50,000 shares
     Rick D. Nydegger  50,000 shares
     Douglas L. Rex 100,000 shares
     Jeffrey N. Clayton 100,000 shares

 (2) Percentages rounded to nearest 1/10th of 1 percent. Except as indicated in the footnotes below, each of the persons listed exercises sole voting and investment power over the shares of the Company's Common Stock listed for each such person in the table. The percentage of any person's ownership of issued and outstanding shares is calculated by assuming the exercise in full of all options, warrants and conversion rights held by such person without regard to such rights held by others.

 (3) Excludes 861,095 shares Mr. Kurzon transferred to an entity of which he is a shareholder in exchange for shares of that entity. Includes the options indicated above, consisting of 150,000 shares exercisable at $3.00 per share, and 50,000 shares exercisable at $0.88 per share.

 (4) Mr. Rex owns 19,200 shares in his own name or in accounts controlled by him. Amount also includes options to purchase 50,000 shares at $3.06 per share, and 50,000 at $0.88 per share.

 (5) Messrs. Studdert, Murdock and Dudley each owns or controls, (directly or indirectly) one-third of the ownership interest of SMD and each is a manager and control person of SMD. Consequently, their respective individual totals in the table include a proportionate share of the shares beneficially owned by SMD as well as any shares or rights to acquire shares beneficially owned by them individually. See "Certain Transactions."

 (6) Excludes 275,000 shares Mr. Au transferred in December 1997 to an entity of which he is also an owner, in exchange for shares of that entity. Of the total shown in the table, 358,921 shares are held jointly and Mr. Au shares voting and dispositive power over the shares with his wife, Elizabeth Au. The amount also includes 27,344 shares held of record in Mr. Au's name and options as indicated in note (1) above.

 (7) Includes options to acquire 124,597 shares, as indicated in (1), above, and 105,000 shares owned of record.

 (8) In addition to currently exercisable options held by Mr. Murdock and his proportionate interest in the shares and warrants held by SMD (see note
     (5), above), the amount indicated includes 7,848 shares owned by Mr. Murdock's wife which were acquired in open market purchases.

(9)  2,242,167 shares of record are held by SMD. The amount shown also includes
     (a) 20,500 shares of stock owned by a trust controlled by or under common control with SMD, (b) 500,000 shares issuable upon conversion of Preferred Stock owned by SMD, and (c) 6,127,500 shares of Common Stock issuable to SMD under a presently exercisable warrant.

(10) Sharpshooter Resources, Inc. ("Sharpshooter") is a Texas corporation 50% owned by a group of shareholders of the Company including, among others, Raymond H. Kurzon, President and Director, and Wyman Au, Director. Mr. Kurzon, through a voting trust arrangement, has voting control of 50% of the issued and outstanding shares of Sharpshooter, notwithstanding that he personally owns only 34% of such shares.

(11) Eliminates duplicate entries and assumes exercise of all conversion rights, options, warrants and similar rights held by the officers and directors.

(12) Fully diluted, based on total issued and outstanding shares of 25,672,319, assuming exercise of all outstanding options and warrants held by officers and directors.

(13) Includes 39,583 shares held of record, options to purchase 50,000 shares at $2.88 per share, and options to purchase 50,000 shares at $0.88 per share.

(14) Includes options to purchase 50,000 shares at $0.50 per share, 50,000 shares at $3.00 per share and 50,000 shares at $0.88 per share.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN TRANSACTIONS

  During the last two fiscal years, the Company entered into certain transactions with related persons as outlined below.

SMD, LLC:

  SMD is owned beneficially by three directors of the Company, Messrs. Studdert, Murdock and Dudley. On August 16, 1996, SMD acquired 2,561,000 shares of the Company's Common Stock and 100,000 shares of Preferred Stock from the estate of J.R. Bell, a former officer and director of the Company (the "Bell Estate") at a price of $.48 per share (the Preferred Stock is convertible into 500,000 shares of Common Stock). The purchase price was payable by SMD in four installments. The first two installments were paid in full during fiscal year 1997. Two installments remain due and owing on February 12, 1998 and August 12, 1998. Commencing in August 1997, SMD adopted a plan to allow certain insiders of SMD and the Company to purchase some of its shares of Common Stock acquired from the Bell Estate at the same price SMD purchased those shares from the Bell Estate. SMD adopted this plan to reward certain insiders for their long-term support of the Company and incentivize certain other persons who are officers of the Company. Pursuant to this plan, SMD sold 447,204 shares of Common Stock to those insiders at $.48 per share in August and September 1997.

  Also, in order to raise additional equity capital for the Company, in October 1997 SMD conveyed for no consideration warrants to purchase up to 222,500 shares to 5 persons not affiliated with SMD, which warrants SMD had acquired in connection with the SMD Loan, see below. Thereafter, those persons exercised the warrants and paid the Company a purchase price of $.40 per share (or a total of $89,000). In January, 1998 SMD conveyed for no consideration warrants to purchase up to 250,000 shares to Sharpshooter Resources, Inc., which warrants SMD had acquired in connection with the SMD Loan. Sharpshooter is a Texas corporation 50% owned by a group of shareholders of the Company including among others, Messrs. Kurzon and Au. Sharpshooter exercised the warrants and paid the Company the purchase price of $.40 per share (or a total of $100,000).

  On September 30, 1996, SMD made a loan to the Company (the "SMD Loan") in the amount of $1,673,730. The SMD Loan was due on demand, bore interest at the rate of 12 percent per annum, and was secured by substantially all of the assets of the Company, except its real property. Also on September 30, 1996, the Company issued to SMD warrants to purchase up to 6,600,000 shares of restricted Common Stock at an exercise price of $.40 per share. The proceeds from the SMD Loan were used to repay fonix as indicated below. Without these additional funds, the Company would have been unable to pay all or a significant part of the loans owed fonix. Since September 30, 1996, the date of SMD's initial loan to the Company, SMD has made additional loans to the Company on similar terms, and the Company has made payments to SMD against the loans. As of December 31, 1997, the Company owed SMD $1,417,651 in principal and $115,169 in interest. Recently, the terms of the Company's loan obligations were amended to provide that all outstanding principal and interest owed by the Company to SMD is due July 15, 1999.

RAYMOND H. KURZON:

  As a party to the same transaction by which SMD acquired its interest in the Company from the Bell Estate, Raymond H. Kurzon, the President and a director of the Company, acquired 1,000,000 shares of Common Stock of the Company from the Bell Estate on the same terms as SMD. In connection with the transaction among the Bell Estate, SMD and Mr. Kurzon, the Company and Mr. Kurzon agreed to convert a $180,000 debt owed to Mr. Kurzon by the Company into 450,000 shares of restricted Common Stock.

STUDDERT COMPANIES CORP ("SCC"):

  Effective October 1996, the Company entered into a management contract with SCC, a Utah corporation owned and controlled by Messrs. Studdert, Murdock and Dudley. Under the management agreement, SCC earns a monthly management fee of $50,000 payable in cash or in stock of the Company. SCC provides investment banking, investor relations, financial management and strategic planning services for the Company for a term of five years. The fee is paid in shares of stock of the Company if the Company and SCC so agree. If the fee is paid in shares of Common Stock, the number of shares issuable will be determined with reference to the average trading price of the Company's Common Stock during the month for which the services were provided in consideration for such fee. The agreement also provides for reimbursement of expenses incurred during the term of the agreement. The management agreement was approved by vote of the disinterested members of the Board of Directors. On September 30, 1997, the Company converted (i) a fee of $250,000 for SCC's services in structuring a private placement of the Company's securities in November and December 1996 and for arranging for the services of the Company's primary placement agent in that offering and (ii) management fees of $600,000 accrued through September 30, 1997, into long term debt which is due July 15, 1999.

FONIX:

  In a series of transactions in fiscal years 1996 and 1997, the Company borrowed a total of $2,300,000 from fonix, a Delaware corporation of which Messrs. Studdert, Murdock and Dudley are directors, executive officers and significant shareholders, Douglas Rex is the Chief Financial Officer, and Mr. Reed and Mr. Nydegger are directors. Prior to the time of the first loan made by fonix in May 1996, there was no existing relationship between the Company and fonix. Mr. Murdock, an officer, director and the controlling shareholder of fonix, became a director of the Company in July 1996 in connection with the first loan made by fonix to the Company. Each of the loans was due on demand, bore interest at the rate of 12 percent per annum, required the payment of certain loan origination fees to fonix and was secured by substantially all of the assets of the Company, except its real property. In addition, at the option of the holder, each loan was convertible into shares of the Company's Common Stock. The proceeds of these loans were used to pay the balance owing under a $623,000 note to the Bell Estate, to acquire and refurbish drill rigs, to acquire inventory and parts necessary to operate new and existing drill rigs, and as operating capital. On September 30, 1996, the Company paid fonix $1,673,700 in satisfaction of substantially all loans then outstanding from fonix except for a balance of $272,156 due and owing under the first promissory note from the Company to fonix ("Note 1"). The funds used to make this partial repayment came from the proceeds of a loan to the Company from SMD, described above.

  On December 31, 1996, fonix sold and assigned $270,000 of the balance then due from the Company under Note 1 to Ballard Investment Company ("BIC"), a significant shareholder of the Company that is not affiliated with either SMD, SCC or fonix. On the same day, BIC elected to convert its interest in Note 1 into 900,000 shares of restricted Common Stock of the Company. Also, on December 31, 1996, the Company paid fonix the balance of approximately $10,500 due and owing under Note 1. Thus, as of December 31, 1996, the Company was not indebted to fonix in any amount nor did fonix have any interest in the Company. Since December 31, 1996, fonix has not loaned or advanced additional funds or provided any other credit facility to or for the benefit of the Company. No future transactions are contemplated between fonix and the Company.

  The Company believes that the terms of the above transactions with fonix, SMD and SCC were at least as favorable as could have been obtained from unaffiliated third parties.

POTENTIAL CONFLICTS OF INTEREST

  The beneficial ownership interest of directors Studdert, Murdock and Dudley in SMD and SCC may give rise to conflicts of interest from time to time. Consistent with Nevada law (Nevada Revised Statutes Section 78.140), it is the policy of the Company that if any conflict of interest arises or may appear from any proposed transaction, a director who has such a conflict will disclose the conflict to a meeting of the directors of the Company and will abstain from voting for or against approval of any matter in which such director may have a conflict, with the matter being decided only by those members of the board who are "disinterested", i.e., who have no personal interest in the proposed transaction that may be in conflict with the interests of the Company. The transactions described above which involved Messrs. Studdert, Murdock and Dudley have followed this policy.

                                 ------------

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

                                 ------------

           PROPOSAL 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

  On September 22, 1997, the Board of Directors approved the appointment of and the Company engaged KPMG Peat Marwick LLP, Certified Public Accountants, as the Company's independent accountant to replace Weaver & Tidwell, LLP. The reports of Weaver & Tidwell, LLP on financial statements of the Company for fiscal years 1995 and 1996 contained no adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles. There have been no disagreements with Weaver & Tidwell, LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure. Prior to its appointment by the Company, KPMG Peat Marwick had not been consulted by the Company regarding any matter. The Company filed a Current Report on Form 8-K on September 26, 1997 to report the change of auditors.

  The board of directors of the Company has selected KPMG Peat Marwick LLP as the independent public accountants for the Company for the fiscal year ending September 30, 1998. At the Annual Meeting, shareholders will be asked to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants. There is no legal requirement for submitting this proposal to the shareholders, however, the board of directors believes that it is of sufficient importance to seek ratification of its action. Whether the proposal is approved or defeated, the Board may reconsider its selection of KPMG Peat Marwick LLP. It is expected that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire and to respond to appropriate questions from the shareholders.

  THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

                                 ------------

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

  The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                 ANNUAL REPORT

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE FOLLOWING ADDRESS: 5500 East Loop 820 South, Suite 100, Fort Worth, Texas 76119. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on February 11, 1998. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

                                 ------------

                             SHAREHOLDER PROPOSALS

  Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the next Annual Meeting of Shareholders must be received by the Company by December 31, 1998. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail--return receipt requested. The Board of Directors will review any proposal which is received by December 31, 1998, and determine whether it is a proper proposal to present to the Fiscal 1998 Annual Meeting.

  The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying Notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                       By Order of the Board of Directors

                                       /s/ Jeffrey N. Clayton
                                       Jeffrey N. Clayton, Secretary

Fort Worth, Texas
February 23, 1998

                                     PROXY

                         K.L.S. ENVIRO RESOURCES, INC.
                             A NEVADA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Stephen M. Studdert, Raymond H. Kurzon, Thomas A. Murdock and Roger D. Dudley and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of K.L.S. Enviro Resources, Inc. (the "Company") held of record by the undersigned on February 11, 1998 at the Annual Meeting of Shareholders to be held at the Salt Lake City Marriott, 75 South West Temple Street, Salt Lake City, Utah, on Monday, March 16, 1998, at 12:00 noon, local (Mountain) time, or at any adjournment thereof.

1. Election of Directors.

                  FOR  [_]        AGAINST  [_]        FOR ALL EXCEPT:  [_]

   (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE
                  THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

                  Raymond H. Kurzon    Stephen M. Studdert    Charles E. Nuanez
                  Wyman Au             Philip B.Smith         Thomas A. Murdock
                  Roger D. Dudley      Joseph Verner Reed     Rick D. Nydegger

2. To approve and ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants.

                  FOR  [_]        AGAINST  [_]        FOR ALL EXCEPT:  [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                        Date: __________________________________

                                        ________________________________________
                                        Signature

                                        No. Shares Owned at February 11, 1998:

                                        ________________________________________
                                        Signature of joint holder, if any

__                               __     Please sign exactly as the shares are
                                        issued. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as Attorney, as Executor, Administrator,
                                        Trustee or Guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President
                                        or other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.
__                               __
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